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                                                                    EXHIBIT 21.1


                       SUBSIDIARIES OF ELWOOD ENERGY LLC


Subsidiary Name:              State of Organization:
---------------               ---------------------

Elwood II Holdings, LLC       Delaware

Elwood III Holdings, LLC      Delaware